Exhibit 99.2

Keystone Property Trust Announces First Quarter 2004 Results

WEST CONSHOHOCKEN, PENNSYLVANIA, April 20, 2004 – Keystone Property Trust (NYSE: KTR) today announced its financial results for the first quarter ended March 31, 2004.

For the three month period ended March 31, 2004, the Company reported Funds From Operations (“FFO”) of $14.4 million, or $0.40 per diluted share, as compared to $10.2 million, or $0.33 per diluted share for the same quarter in 2003, representing a 41.2% increase in aggregate FFO and a 21.2% increase in FFO per diluted share.

For the three month period ended March 31, 2004, net income allocated to common shareholders was $3.2 million, or $0.11 per diluted share, as compared to $5.6 million, or $0.26 per diluted share for the period ended March 31, 2003, representing a 42.9% decrease in aggregate net income and a 57.7% decrease in earnings per share.

Excluding gains from property sales and provisions for asset impairments, earnings per share for the three month period ended March 31, 2004 was $0.12 per diluted share, a 14.3% decrease from $0.14 per diluted share for the same quarter in 2003.

Highlights

•	Acquired $38.5 million of industrial properties totaling approximately 735,000 square feet (“SF”) in the Greater Miami market.

•	Disposed of three industrial properties totaling 275,140 SF for approximately $14.2 million.

•	Broke ground on a 266,000 SF distribution facility in Allentown, Pennsylvania that is 80% leased to KIA Motors America, Inc. (“KIA”).

•	Increased portfolio occupancy to 92.4% at quarter-end compared to 92.1% at year-end 2003.

•	Leased approximately 2.4 million SF including approximately 496,000 SF of renewals and 1.9 million SF of new leases, resulting in tenant retention of 51.9%.

•	Rental rates in the Company’s portfolio for the first quarter increased 7.2% and 7.5% on a Cash and GAAP basis, respectively.

•	Signed leases at two inventory development projects in New Jersey including a 781,000 SF lease for the balance of Phase I and Phase II at Keystone Cranbury East and a 127,000 SF lease at Keystone Greenville Yards. As of the end of the quarter, the Company had signed leases for 68% of its inventory development.

•	Same-store net operating income decreased 3.3% and 3.8% on a Cash and GAAP basis, respectively.

•	Raised $55 million from the issuance of 2.2 million Series E Cumulative Redeemable Preferred Shares (NYSE: KTRPrE) at a liquidation value of $25 per share and a coupon of 7.375%.

•	Exchanged approximately 4.0 million common shares for Series C and D Convertible Preferred Operating Partnership (“OP”) Units and Common OP Units.

•	Declared a dividend of $0.33 per Common Share, $0.5703125 per Series D Cumulative Redeemable Preferred Stock (NYSE: KTRPrD) and $0.2355903 per share of the Series E Cumulative Redeemable Preferred Stock.

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com

Jeffrey E. Kelter, President and CEO of Keystone, commenting on the Company’s first quarter results, stated,

“I am pleased with our results for the quarter, which exceeded expectations. But even beyond the headline numbers, we are generating increasingly compelling results. By concentrating on one asset class in a closely defined geography, we are finding investment opportunities that a less focused strategy simply cannot deliver. The two transactions totaling nearly $40 million that we completed in Miami during the quarter illustrate our ability to immediately establish a presence, deploy our infrastructure and uncover unique opportunities that create value.

I am encouraged by the fact that during the quarter, we signed 1.2 million SF of leases within our 2.1 million SF of inventory development and continued to see a modest but steady improvement in demand across the board. The strength we have seen in New Jersey and Indianapolis, particularly related to our speculative development, has offset weaker results in Central Pennsylvania. In the aggregate, we are on track to meet guidance issued earlier in the year.

As industrial real estate market conditions improve, it is also increasingly evident to us that we are targeting the right niche – modern big-box distribution facilities. In our markets, this asset class is garnering the new demand and as capital spending works its way back into the corporate lexicon we expect that newer, larger, more flexible facilities will distinguish themselves further.”

Investment Activity

During the quarter, the Company acquired a three building facility consisting of 189,567 SF in Miami, FL for approximately $12.5 million. In addition, the Company acquired a 545,000 SF industrial distribution center in Miramar, FL for approximately $26.0 million. With these acquisitions, the Company now owns approximately 2.5 million SF in the Greater Miami region.

In February 2004, the Company sold a 20,000 SF facility at 260 Feaster Road in Rocky Creek Park in Greenville, South Carolina for $575,000. In addition, the Company sold 6402 Corporate Drive, a 162,608 SF industrial building, in Indianapolis, Indiana for approximately $5.1 million. In March 2004, the Company sold 121 Fieldcrest Avenue, a 92,532 SF building, in Edison, New Jersey for $8.5 million.

On the development front in Central New Jersey, Keystone continued construction of Phase II (500,000 SF) of the Cranbury East Project at Exit 8A. During the quarter, 781,000 SF of Cranbury East was leased to Williams-Sonoma, Inc., bringing the project to 100% leased. The total investment in Phase II is projected to be approximately $24 million.

Also in Central New Jersey, Keystone continued construction on a 772,000 SF distribution center for Home Depot USA, Inc. The initial term of the lease will be for 12 years and occupancy is scheduled for the fourth quarter of 2004. The total investment is projected to be approximately $40 million.

In Northern New Jersey, Keystone leased approximately 127,000 SF of Building I (70%) at Keystone Greenville Yards to Bed, Bath & Beyond during the quarter. Building II, totaling approximately 341,000 SF, is scheduled for completion during the second quarter. Keystone’s total investment in the Greenville Yards project will be approximately $33 million.

Keystone began construction of a parts distribution and training center for KIA Motors in the Company’s Westpark Business Center in Allentown, Pennsylvania. KIA will lease 211,535 SF out of a total of 265,535

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com

SF to be built. Occupancy is scheduled for the end of the year. The total investment in this project is expected to be approximately $9 million.

Operating Results/Leasing Activity

In the quarter, leasing activity totaled almost 2.4 million SF consisting of 1.9 million SF of new leases and approximately 496,000 SF of renewals, which resulted in tenant retention for the quarter of 51.9%. Rents for the quarter increased 7.2% on a Cash basis and 7.5% on a GAAP basis.

For the three months ended March 31, 2004, consolidated same-store net operating income decreased 3.3% and 3.8% on a Cash and GAAP basis, respectively. Economic occupancy on a GAAP basis for the consolidated same-store portfolio was 90.1%, a 330 basis point decrease from 93.4% at March 31, 2003.

Supplemental Earnings Measure

The Company’s uses as its primary supplemental performance measure FFO, which is a commonly used supplemental performance measure for REITs. NAREIT’s definition of FFO, which excludes the impact of gains and losses from asset sales, was modified in October 2003 to include the impact of impairment charges in the computation of FFO as a result of guidance from the Securities and Exchange Commission (“SEC”). Subsequent to this modification, the Company continued to report FFO in accordance with the NAREIT definition.

At the end of the quarter ended March 31, 2004, the Company received guidance from its independent auditor that Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), is currently being interpreted such that losses from asset sales should always be accounted for as impairment charges and that losses from asset sales will no longer occur as a result of this recent interpretation of SFAS No. 144. Although NAREIT has not yet issued guidance on this interpretation, under the current NAREIT definition gains on sales of assets would be excluded from FFO but impairment charges (formerly losses on sales of assets) would be a deduction and reduce FFO.

During the quarter, the Company incurred a $3.2 million loss on the sale of its 6402 Corporate Drive property and an aggregate $3.0 million gain on the sales of its 121 Fieldcrest Avenue and 260 Feaster Road properties. The Company believes it is necessary to eliminate gains and losses from asset sales, including losses reported as impairment charges, from its FFO calculation in order to provide the clearest measure of normalized operations and will continue to report FFO on this basis. For informational purposes, the Company has also provided a calculation of FFO excluding impairment charges in the attached financial summary.

Conference Call

The Company will hold a conference call tomorrow, April 21, 2004, at 11:00 a.m. Eastern Time. The toll-free call-in number is 1-800-289-0528, confirmation code 614413. Callers are encouraged to dial-in five to ten minutes prior to the start time to ensure that they participate from the beginning of the call. A replay of the conference call will be available starting at 2:00 p.m. tomorrow through May 5, 2004 until midnight Eastern Time. The telephone number for the replay is 1-719-457-0820, confirmation code 614413. Additional information about Keystone’s quarterly results can be found in the supplemental information package, which is posted to the Company’s website in the Financial Reports section under Investor Relations.

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com

Interested followers are encouraged to join a webcast of the call which can be accessed through the Company website at www.keystoneproperty.com under Investor Relations. Followers unable to participate in the live webcast can access the archive on the website under Investor Relations.

During the conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of non-GAAP financial measures and the comparable GAAP financial measures can be found in the release or the Company’s quarterly supplemental package.

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 143 properties, including properties under development, aggregating over 34 million SF in the Eastern United States. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its trustees, or its officers with respect to the future operating performance of the Company and the result and the effect of legal proceedings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission, including the Company’s Form 10-K and quarterly reports on Form 10-Q.

CONTACT:	Aleathia M. Hoster of Keystone Property Trust (Phone: 212-527-9900)

MEDIA CONTACT:	Michael Beckerman (Phone: 908-781-6420, send email to Michael@beckermanpr.com)

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com

Financial Summary for the Quarter and Three Months Ended March 31, 2004 and 2003
(in thousands, except for shares, ratios and per share data)

	For the three months ended March 31,
	2004	2003
REVENUE:
Rents	$22,130	$16,179
Reimbursement revenue and other income	4,395	3,104

Total revenue	26,525	19,283

OPERATING EXPENSES:
Property operating expenses	2,399	1,155
Real estate taxes	3,158	1,873
General and administrative	3,176	2,501
Depreciation and amortization	7,082	4,412

Total operating expenses	15,815	9,941

Income before equity in income from equity method investments, gains (losses) on sales of assets, interest expense, distributions to preferred unitholders, minority interest of unitholders in Operating Partnership, and discontinued operations	10,710	9,342
Equity in income from equity method investments	1,698	1,233
Gains on sales of assets	—	3,221
Interest expense	5,983	4,257

Income before distributions to preferred unitholders, minority interest of unitholders in Operating Partnership, and discontinued operations	6,425	9,539
Distributions to preferred unitholders	(502)	(1,268)
Minority interest of unitholders in Operating Partnership	(556)	(1,475)

Income from continuing operations	5,367	6,796
Discontinued operations:
Income (loss) from discontinued operations	38	(167)
Gain on disposition of discontinued operations	2,972	—
Provision for asset impairment	(3,222)	—
Minority interest	29	37

	(183)	(130)
NET INCOME	5,184	6,666
NET INCOME ALLOCATED TO PREFERRED SHAREHOLDERS	(1,937)	(1,061)

NET INCOME ALLOCATED TO COMMON SHAREHOLDERS	$3,247	$5,605

EARNINGS PER COMMON SHARE — BASIC:
Income from continuing operations	$0.12	$0.27
Discontinued operations	(0.01)	(0.01)

Income per Common Share — Basic	$0.11	$0.26

WEIGHTED AVERAGE COMMON SHARES — BASIC	28,003,709	21,457,794

EARNINGS PER COMMON SHARE — DILUTED:
Income from continuing operations	$0.12	$0.27
Discontinued operations	(0.01)	(0.01)

Income per Common Share — Diluted	$0.11	$0.26

WEIGHTED AVERAGE COMMON SHARES — DILUTED	33,292,919	27,193,122

	As of:
	March 31,	December 31,
	2004	2003
BALANCE SHEET DATA:
Real estate investments, before accumulated depreciation	$1,063,875	$1,023,719
Total assets	1,060,958	1,023,315
Total debt	528,695	533,717
Total liabilities	37,139	31,842
Minority interest in Operating Partnership	51,429	35,715
Convertible preferred units	5,279	52,892
Stockholders’ equity	438,416	369,149

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com

Financial Summary for the Quarter and Three Months Ended March 31, 2004 and 2003
(in thousands, except for shares, ratios and per share data)

	For the three months ended
	March 31,
FUNDS FROM OPERATIONS (1):
	2004	2003

Net Income Allocated to Common Shareholders	$3,247	$5,605
Income Allocated to Preferred Shareholders	1,937	1,061
Redeemable Preferred Stock Dividends	(1,754)	(695)
Lease Termination Income	2,000	—
Minority Interest of Unitholders in Operating Partnership-includes Discontinued Operations	527	1,476
Distributions to Preferred Unitholders	502	1,268
Provision for Asset Impairment	3,222	—
Gains from Sales of Assets	(2,972)	(3,221)
Depreciation and Amortization Related to Real Estate	7,171	4,412
Depreciation and Amortization Related to Joint Ventures	483	324

Funds From Operations	$14,363	$10,230

Diluted FFO Per Share	$0.40	$0.33

Funds From Operations	$14,363	$10,230
Provision for Asset Impairment	(3,222)	—

Funds From Operations, Excluding Add Back of Asset Impairment Charges	$11,141	$10,230

Diluted FFO Per Share, Excluding Add Back of Asset Impairment Charges	$0.31	$0.33

Diluted Weighted Average Shares and Units (2)	35,950,408	31,429,890

Dividend Paid Per Common Share	$0.330	$0.325

FFO Dividend Payout Ratio	82.5%	98.5%

(1)	The Company uses Funds from Operations (“FFO”) as a non-GAAP performance measure in addition to net income determined in accordance with GAAP. FFO is a widely used measurement by investors for evaluating the operating performance of an equity REIT. Management believes the use of FFO as a performance measure allows investors and management to compare the Company’s results to the results of other REITs. However, the Company’s FFO may not necessarily be comparable to similarly titled measures of operating performance for other REITs.

Management believes that FFO is a useful disclosure as a non-GAAP performance measure as historical cost accounting for real estate assets, as required in accordance with GAAP, implicitly assumes that the value of real estate assets diminishes predictably over time as reflected through depreciation and amortization expenses. The Company believes that the value of real estate assets does not diminish predictably over time, as is assumed in GAAP accounting, and instead fluctuates due to market and other conditions. Accordingly, the Company believes FFO provides investors with useful supplemental information about the Company’s operating performance because it excludes real estate depreciation and amortization expense, gains and losses and impairment charges from the sale of depreciated real estate assets. However, FFO does not represent cash generated from operating activities in accordance with GAAP and it also does not consider the costs associated with capital expenditures related to the Company’s real estate assets. Also it is not necessarily indicative of cash available to fund cash needs and should not be (as determined in accordance with GAAP) as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities (as determined in accordance with GAAP) as a measure of liquidity.

For the quarter ended March 31, 2004, the computation of FFO includes $2 million of lease termination income that was reported as a purchase price adjustment.

NAREIT defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT’s definition excludes an add back to net income in order to compute FFO for impairment charges, however, management believes that impairment charges are not implicitly different from losses from sales of assets and accordingly presents FFO both with and without impairment charges in order to present both calculations. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Since 2000, NAREIT has clarified the definition of FFO to include non-recurring events (except for those that are defined as “extraordinary items” or cumulative effects of accounting changes under GAAP) and the results of discontinued operations. The Company has presented FFO on a consistent basis for all periods presented.

(2) Diluted weighted average shares for 2004 and 2003, as shown above, include convertible preferred shares and all common and preferred units in the Operating Partnership, each on an as-converted basis.

200 Four Falls Suite 208 • West Conshohocken, PA 19428
Phone: 484 530.1800 • Fax: 484 530.0130
Internet: www.keystoneproperty.com